Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-55843 and 333-32252) and S-8 (No. 33-38831, 33-40506, 33-53052, 33-53158, 33-63603, 33-82524, 333-07089, 333-07101, 333-07103, 333-07095, 333-11787, 333-11795, 333-31213 and 333-31233, 333-47372, 333-60441, 333-60443, 333-60445, 333-92713, 333-72530, 333-101212, 333-110492 and 333-118062) pertaining to the 1984 Stock Option Plan, the 1989 Employee Stock Purchase Plan, the 1994 Stock Option Plan, the 1995 Directors’ Stock Option Plan, the 1995 Replacement Option Plan, the 1998 Engineering Stock Incentive Plan, the 1999 Directors’ Stock Option Plan, the 1999 Retention Stock Option Plan; the 1999 Employee Stock Purchase Plan and the 2004 Stock Option Plan of Laserscope of our report dated March 28, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2005